UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On April 8, 2013, DDR Corp. (the “Company”) filed Amendment No. 5, dated April 8, 2013 (the “Amendment”), to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), with the Secretary of State of the State of Ohio. The Amendment established and fixed the rights and preferences of 345,000 shares of the Company’s 6.250% Class K Cumulative Redeemable Preferred Shares, without par value (the “Class K Preferred Shares”).

The Class K Preferred Shares will be redeemable, in whole or in part, at $500.00 per share at the Company’s election on or after April 9, 2018, will pay a 6.250% annual dividend and will have a liquidation preference of $500.00 per share, plus an amount equal to accrued and unpaid dividends to, but not including, the date of payment. With respect to the payment of dividends and amounts upon the Company’s liquidation, the Class K Preferred Shares will rank equally with all of the Company’s other preferred shares and senior to the Company’s common shares. Unless full dividends on the Class K Preferred Shares and any other class of the Company’s shares ranking on parity with the Class K Preferred Shares as to dividends have been paid or funds set aside for payment therefor for all past dividend periods, no dividend or distribution may be declared or paid or funds set aside for payment on the Company’s common shares or any other shares ranking junior to the Class K Preferred Shares as to dividends and none of the Company’s common shares or any other shares ranking junior to the Class K Preferred Shares as to dividends may be purchased, retired or otherwise acquired by the Company. In the event of the Company’s liquidation, dissolution or winding up, the holders of the Class K Preferred Shares are entitled to be paid out of the Company’s assets legally available for distribution to its shareholders a liquidation preference of $500.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment before any distribution of assets is made to holders of the Company’s common shares or any shares ranking junior to the Class K Preferred Shares as to liquidation preference.

On and after April 9, 2018, the Company may, at its option, redeem the Class K Preferred Shares, in whole or in part, by paying $500.00 per share, plus accrued and unpaid dividends to, but not including, the date of redemption (the “Optional Redemption Right”). In addition, upon the occurrence of a “Change of Control” (as defined below), the Company may, at its option, redeem the Class K Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $500.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

Upon the occurrence of a Change of Control, holders of Class K Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Class K Preferred Shares) to convert some or all of their Class K Preferred Shares (the “Change of Control Conversion Right”) into a number of common shares (or equivalent value of alternative conversion consideration) per Class K Preferred Shares to be converted equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of $500.00 per share plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class K Preferred Shares dividend payment and prior to the corresponding Class K Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (2) the Common Share Price (as defined below); and

•	57.1102, subject to certain adjustments.

A “Change of Control” is when, after the original issuance of the Class K Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor thereto.

The “Change of Control Conversion Date” is the date the Class K Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice of occurrence of a Change of Control to the holders of Class K Preferred Shares.

The “Common Share Price” will be: (1) if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash, the amount of cash consideration per common share or (2) if the consideration to be received in the Change of Control by holders of the Company’s common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which the Company’s common shares are then traded, or (y) the average of the last quoted bid prices for the Company’s common shares in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Company’s common shares are not then listed for trading on a U.S. securities exchange.

The foregoing is a summary and is not complete. The full terms of the Class K Preferred Shares are set forth in the Amendment, filed as Exhibit 3.1 hereto and incorporated herein by reference. The terms of the depositary shares, each representing a 1/20th interest in a share of Class K Preferred Shares, are set forth in the Deposit Agreement, dated April 9, 2013, among the Company, Computershare Shareowner Services LLC, as Depositary, and all holders from time to time of depositary shares issued thereunder (the “Deposit Agreement”). The Deposit Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2013, the Company filed the Amendment with the Secretary of State of the State of Ohio, establishing and fixing the rights and preferences of 345,000 shares of the Class K Preferred Shares. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference. For additional information about the terms and conditions of the Class K Preferred Shares, see Item 3.03 above, which is incorporated herein by reference.

Item 8.01. Other Events.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-184221):

1. Underwriting Agreement Basic Provisions, dated March 25, 2013, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein; and

2. Opinion of Jones Day.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement Basic Provisions, dated March 25, 2013, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Amendment No. 5 to the Second Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed on April 8, 2013 and incorporated herein by reference).

4.1	Deposit Agreement, among the Company, Computershare Shareowner Services LLC, as Depositary, and all holders from time to time of depositary shares.

4.2	Specimen certificate for 6.250% Class K Cumulative Redeemable Preferred Shares, without par value, of the Company (filed as Exhibit 4.3 to the Registration Statement on Form 8-A filed on April 8, 2013 and incorporated herein by reference).

5.1	Opinion of Jones Day as to the legality of the securities being issued by the Company.

23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David J. Oakes
Name:	David J. Oakes
Title:	President and Chief Financial Officer

Dated: April 9, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement Basic Provisions, dated March 25, 2013, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

3.1	Amendment No. 5 to the Second Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed on April 8, 2013 and incorporated herein by reference)

4.1	Deposit Agreement, among the Company, Computershare Shareowner Services LLC, as Depositary, and all holders from time to time of depositary shares

4.2	Specimen certificate for 6.250% Class K Cumulative Redeemable Preferred Shares, without par value, of the Company (filed as Exhibit 4.3 to the Registration Statement on Form 8-A filed on April 8, 2013 and incorporated herein by reference)

5.1	Opinion of Jones Day as to the legality of the securities being issued by the Company

23.1	Consent of Jones Day (included in Exhibit 5.1)